CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Funds Trust:

We consent to the use of our report, dated September 11, 2017, with respect to the financial statements of Putnam Low Volatility Equity Fund, a series of Putnam Funds Trust, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
November 22, 2017